Exhibit  10.5

                                    DEBENTURE

                            Dated as of June 30,1998

                                     BETWEEN

                         LIBERTY TECHNICAL SERVICES LTD.
                                 as the Chargor

            AMNI INTERNATIONAL PETROLEUM DEVELOPMENT COMPANY LIMITED
                               as the Beneficiary

THIS  DEBENTURE  is  dated  as  of  June  30,  1998  and  is  made  BETWEEN:

LIBERTY TECHNICAL SERVICES LTD., a company existing under the laws of the Bahamas "LIBERTY@, also referred to as the "CHARGOR@); and

AMNI INTERNATIONAL PETROLEUM DEVELOPMENT COMPANY LIMITED, a company existing under the laws of Nigeria ("AMNI", also referred to as the "BENEFICIARY").

                                    PREAMBLE

     WHEREAS Liberty has entered into a Sale/Purchase Agreement and related Prepayment Agreement, with Total International Limited ("TOTAL") both dated July 29, 1997 (the "LIBERTY OIL CONTRACT" and the "PREPAYMENT AGREEMENT" respectively), and

     WHEREAS pursuant to the Prepayment Agreement, Total made a Prepayment (as defined in the Prepayment Agreement) to Liberty in the amount of US.$35,000,000 (the APREPAYMENT@) of which approximately US[$2,916,666.67] has been reimbursed to Total to date; and

     WHEREAS Liberty requested Total to a limited extension of the period for the reimbursement of the Prepayment (as defined in the Prepayment Agreement) as described in Clause A of the amendment ("AMENDMENT NO. 1") of the Prepayment Agreement dated 6 April 1998; and

     WHEREAS it was a condition of Total entering into Amendment No 1 that the Chargor enter into a Debenture dated 6th April 1998 for the purpose of securing the payment and performance of the Liberty's Secured Liabilities as defined in such Debenture;

     WHEREAS Amni is the holder of OML No. 112 issued by the Federal Government of Nigeria in respect of Concession Block 469 and an OPL also issued by the Federal Government of Nigeria in respect of Concession Block 237, and Amni and Liberty are Joint Venturers in the development and operation of the part of the Concessions in Nigeria by virtue of which Liberty is the beneficial owner of 10% interest in the Deep Zone in OML No 112 (as such term is hereinafter defined);

     WHEREAS Liberty and Amni have pursuant to a Memorandum of Agreement of even date herewith agreed (inter alia) that Amni will accept joint responsibility for $5,000,000 of the debt currently owed by Liberty to Total under the Prepayment Agreement as amended and that Liberty would grant Amni a charge over certain assets owned by Liberty, currently charged to Total.

     WHEREAS the respective rights of Total and Amni are set out in an Intercreditor Agreement of even date herewith

     WHEREAS it is intended by the parties to this Debenture that this document shall take effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT  IS  AGREED  as  follows:

1     INTERPRETATION

1.1   DEFINITIONS

      In  this  Debenture:

"AFFILIATES" means Abacan Resource Corporation, Dahomey Resource Corporation, West African Resource Corporation, Abacan Resources (Benin) Limited, Abacan Resources (Delta) Limited, Abacan Technical Services Ltd., Abacan Services (UK) Limited, Abacan Services (USA) Limited, Abacan Resources (Nigeria) Ltd., Agbara Resources Limited, Angus International Resources Ltd., Profile International Ltd. and includes all other legal entities controlled directly or indirectly by any of such companies.

"ASSUMPTION OF DEBT" means the acceptance by Amni of joint responsibility with Liberty for up to $5,000,000 of the Secured Liabilities, which obligations may be reduced to $2,500,000 of the Secured Liabilities if the first well drilled fails to discover Economic Production [WHERE AECONOMIC PRODUCTION@ MEANS THAT SUCH WELL IS CAPABLE OF PRODUCING CONTINUOUSLY AN AMOUNT OF PRODUCTION AT A MINIMUM LEVEL WHICH WOULD ENTITLE LIBERTY TO RECEIVE AN ENTITLEMENT TO OIL HAVING AN ANNUAL VALUE OF NOT ---]

"ENFORCEMENT  OFFICER"  means  the  person  defined  as  such  in  Clause  7.1
(Appointment  of  Enforcement  Officer).

"EVENT OF DEFAULT" means Beneficiary has made a required payment with respect to its obligations as to the Assumption of Debt and Chargor has failed to reimburse Beneficiary for the amount of such payment within thirty (30) days after the date the payment is made. For the purposes of this definition, Chargor shall be deemed to have timely reimbursed Beneficiary if Beneficiary makes the payments to Secured Lenders by using proceeds attributable to Chargor's interest in the Security Assets.

"FINANCE DOCUMENTS" means that certain Credit Facility Agreement by and among Chargor and certain of its Affiliates, as Borrowers and Guarantors, and Total and Credit Suisse First Boston ('CSFB") (Total and CSFB are collectively referred to here as the "Secured Lenders).

"PROJECT" means the development and operation of the Deep Zone capable of producing continuously an amount of production at a minimum level that would entitle Liberty to receive an entitlement to oil having an annual value of not less than U.S. $5,000,000 (at then current oil prices) as determined by a reputable firm of independent petroleum engineers.

"REALISATIONS ACCOUNT" means each amount maintained from time to time by the Chargor for the purposes of Clause 6.2 (Contingencies) at such bank as the Beneficiary may from time to time approve.

"SECURED LIABILITIES" means the Chargor's liability to the Beneficiary hereunder in respect of the Assumption of Debt.

"SECURITY ASSETS" means all assets, rights and property of the Chargor the subject of any security created by or pursuant to this Debenture and described in the Schedule,

"SECURITY PERIOD" means the period beginning on the date of this Debenture and ending on the date on which (a) all the Secured Liabilities have been unconditionally and irrevocably -paid and discharged in full and no further Secured Liabilities can arise under or in respect of the Finance Documents; or
(b) the Beneficiary's obligation as to the Assumption of Debt is unconditionally and irrevocably released and discharged.

"TSRA" means the Termination Settlement and Release Agreement between the parties of even date herewith

1.2     CONSTRUCTION

     (a) Capitalised terms defined in the TSRA and the Finance Documents have, unless expressly defined in this Debenture, the same meaning in this Debenture.

     (b) If the Beneficiary (based upon appropriate legal advice in relevant jurisdictions) considers that any amount paid by the Chargor to the Beneficiary is capable of being avoided or otherwise set aside on the liquidation or administration of the Chargor or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Debenture until such time as the period during which such payment may be set aside has expired.

2     COVENANT  TO  PAY

2.1     COVENANT

In consideration of the Assumption of Debt the Chargor covenants with the Beneficiary that the Chargor will reimburse Beneficiary for payments made to the Secured Lenders with respect to the Assumption of Debt, which reimbursement may take the form of proceeds out of Chargor=s interest in n production from the Security Assets.

3     FIXED  AND  FLOATING  CHARGES

3.1     CREATION  OF  FIXED  CHARGES

As security for the Assumption of Debt the Chargor charges in favor of the Beneficiary by way of a fixed charge all of their present and future right, title and interest in and to the assets and interests described in the Schedule.

4     CONTINUING  SECURITY,  ETC

4.1     CONTINUING  SECURITY

The security constituted by this Debenture shall be continuing and until the Assumption of Debt: is terminated or discharged will extend to the ultimate balance of all sums payable by the Chargor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

4.2     BREAKING  OF  ACCOUNTS

If for any reason the security constituted by this Debenture ceases to be a continuing security, the Beneficiary may open a new account with or continue any existing account with the Chargor and the liability of the Chargor in respect of the Secured Liabilities and the Assumption of Debt at the date of such cessation shall remain regardless of any payments in or out of any such account.

4.3     REINSTATEMENT

     (a) Where any discharge (whether in respect of the obligations of the Chargor or any other person or any security for those obligations or otherwise) is made in whole or in part, or any arrangement is made on the faith of any payment, security or other disposition, which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Chargor under this Debenture shall continue as if such discharge or arrangement had not occurred.

     (b) The Beneficiary may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

5     WHEN  SECURITY  BECOMES  ENFORCEABLE

The security constituted by this Debenture shall only become immediately enforceable upon the occurrence of an Event of Default and the power of sale and other powers conferred by the Conveyancing and Law of Property Act 1881 of Nigeria as varied or amended by this Debenture shall be immediately exerciseable upon and at any time after the occurrence of any Event of Default provide the same is continuing. After the security by this Debenture has become enforceable, the Beneficiary may in its absolute discretion enforce all or any part of the security in any manner it sees fit

6     ENFORCEMENT  OF  SECURITY

6.1     GENERAL

For the purposes of all powers implied by statute the Secured Liabilities shall be deemed to have become due and payable on the date of this Debenture and
Section 20 of the Conveyancing and Law of Property Act 1881 of Nigeria (restricting the power of sale) and Section 17 of the same Act (restricting the right of consolidation) shall not apply to this security.

6.2     CONTINGENCIES

     (a) If the Beneficiary enforces the security constituted by this Debenture (whether by the appointment of an Enforcement Officer Or otherwise) at a time when no amounts are due under the Finance Documents (but at a time when amounts may become so due), the Beneficiary (or the Enforcement Officer) may pay the proceeds of any recoveries effected by it into any Realisations Accounts as it considers appropriate.

     (b) The Beneficiary (or the Enforcement Officer) may (subject to the payment of any claims having priority to this security) withdraw amounts standing to the credit of the Realisations Accounts to:

          (i) meet all costs, charges and expenses incurred and payments made by the Beneficiary (or such Enforcement Officer) in the course of such enforcement;

          (ii) pay remuneration to the Enforcement Officer as and when it becomes due and payable; and

          (iii)meet amounts due and payable under the Finance Documents as and when they become due and payable,

          in each case, together with interest thereon (before as well as after judgment and payable on demand) at the Default Rate from the date they become due and payable until the date they are unconditionally and irrevocably paid and discharged in full.

     (c) The Chargor will not be entitled to withdraw all or any moneys (including interest) standing to the credit of any Realisations Accounts until the expiry of the Security Period.

7     ENFORCEMENT  OFFICER

7.1     APPOINTMENT  OF  ENFORCEMENT  OFFICER

     (a) At any time after the security constituted by this Debenture becomes enforceable or (if the Chargor so requests the Beneficiary in writing) at any time, the Beneficiary may without further notice, appoint, under seal or in writing under its hand, any one or more qualified persons to be a receiver or receiver and manager (each an AENFORCEMENT OFFICER@) of all or any part of the Security Assets in like manner in every respect as if the Beneficiary had become entitled to exercise all of the rights, powers and discretions conferred by the Conveyancing and Law of Property Act 1881 of Nigeria.

     (b) In paragraph (a) above "qualified person" means a person who, under the Companies and Allied Matters Decree 1990 of Nigeria, is qualified to act as a receiver/manager of the property of any company with respect to which he is appointed.

7.2     REMOVAL

The  Beneficiary  may  by  writing  under  its  hand:

     (a)  remove any Enforcement Officer appointed by it; and

     (b) may, whenever it deems it expedient, appoint a new Enforcement Officer in the place of any Enforcement Officer whose appointment may for any reason have terminated.

7.3     REMUNERATION

The Beneficiary may fix the remuneration of any Enforcement Officer appointed by it provided that such remuneration shall be reasonable having regard to the circumstances.

7.4     RELATIONSHIP  WITH  BENEFICIARY

To the fullest extent permitted by law, any fight, power or discretion conferred by this Debenture (either expressly or impliedly) upon an Enforcement Officer may be exercised by the Beneficiary in relation to any Security Assets without first appointing an Enforcement Officer or notwithstanding the appointment of an Enforcement Officer.

8     POWERS  OF  ENFORCEMENT  OFFICER

8.1     GENERAL

     (a) Each Enforcement Officer has, and is entitled to exercise, all of the rights, powers and discretions set out below in this Clause 8 in addition to those conferred by the Conveyancing and Law of Property Act 1881 of Nigeria on any receiver appointed thereunder and those conferred by the Companies and Allied Matters Decree 1990 of Nigeria on an administrative receiver appointed thereunder.

     (b) If there is more than one Enforcement Officer holding office at the same time, each Enforcement Officer may (unless the document appointing him states otherwise) exercise all of the powers conferred on an Enforcement Officer under this Debenture individually and to the exclusion of any other Enforcement Officer.

8.2     POSSESSION

An Enforcement Officer may take immediate possession at get in and collect any Security Assets.

8.3     SALE  OF  ASSETS

An Enforcement Officer may sell, exchange, convert into money and realise any Security Assets by public auction or private contract and generally in any manner and on any terms which he reasonably thinks proper. The consideration for any such transaction may consist of cash or other valuable consideration and any such consideration may be payable on such terms as he thinks fit.

8.4     COMPROMISE

An Enforcement Officer may settle, adjust, refer to arbitration, compromise and arrange any claims and disputes with or by any person who is or claims to be a creditor of the Chargor or relating in anyway to any Security Assets.

8.5     LEGAL  ACTIONS

An Enforcement Officer may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any Security Assets which may seem to him to be expedient.

8.6     RECEIPTS

An Enforcement Officer may give valid receipts for all moneys and execute all assurances and things which may be proper or desirable for realising any Security Assets.

8.7     SUBSIDIARIES

An Enforcement Officer may form a subsidiary company of the Chargor and transfer to that subsidiary any Security Assets.

8.8     OTHER  POWERS

An  Enforcement  Officer  may:

     (a) do all other acts and things which he may reasonably consider desirable or necessary for realising any Security Assets or incidental or conducive to any of the rights, powers or discretions conferred on an Enforcement Officer under or by virtue of this Debenture; and

     (b) exercise in relation to any Security Assets all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner with full title guarantee of the same, and may use the names of the Chargor for any of the above purposes.

9     APPLICATION  OF  PROCEEDS

All moneys received by the Beneficiary and the Enforcement Officer pursuant to enforcement of this security shall be applied:

FIRST          in  satisfaction  of  or  provision  for  all  costs, charges and expenses incurred and payments made by the Beneficiary or an Enforcement Officer in the enforcement of the security and of all remuneration due to the Beneficiary or an Enforcement Officer;
SECOND in or towards payment of all other fees and interest due to Total by Amni as a result of the Assumption of Debt
 .
THIRD in or towards payment of all other amounts due to the Beneficiary under this Debenture.

FOURTH     in  payment  to  the  Chargor.

10     NO  LIABILITY  AS  MORTGAGEE  IN  POSSESSION  ETC.

     (a) The Beneficiary shall riot, nor shall any Enforcement Officer appointed as aforesaid by reason of it or the Enforcement Officer entering into possession of the Security Assets, or any part of them, be liable to account as mortgagee in possession or be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

     (b) Every Enforcement Officer shall be deemed to be the agent of the Chargor for all purposes and shall as agent for all purposes be deemed to be in the same position as an Enforcement Officer duly appointed by a mortgagee under the Conveyancing and Law of Property Act 1881 Nigeria. The Chargor alone shall be responsible for its contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by it and the Beneficiary shall not incur any liability (either to the Chargor or to any other person) by reason of the Beneficiary's making his appointment as an Enforcement Officer.

     (c) Every such Enforcement Officer and the Beneficiary shall be entitled to all the rights, powers, privileges and immunities conferred on mortgagees and Enforcement Officers by the Conveyancing and Law of Property Act 1981 of Nigeria when such Enforcement Officers have been duly appointed under that Act but so that Section 20 of that Act shall not apply.

     (d) The Beneficiary. and the Enforcement Officer shall be entitled to exercise its powers under this Assignment in such a manner and at such times as the Beneficiary and the Enforcement Officer in its absolute discretion may determine and the Beneficiary and the Enforcement Officer shall not in any circumstances be answerable for any loss occasioned by the same or resulting from postponement thereof (unless caused by its negligence or willful default).

11     PROTECTION  OF  THIRD  PARTIES

No purchases, mortgagee or other person or company dealing with the Beneficiary or an Enforcement Officer or its or his agents shall be concerned to enquire whether the Secured Liabilities have become payable or whether any power which the Beneficiary or Enforcement Officer is purporting to exercise has become exerciseable or whether any money remains due under the Finance Documents or to see to the application of any money paid to the Beneficiary or to any Enforcement Officer.

12     EXPENSES

12.1     UNDERTAKING  TO  PAY

Upon the occurrence and during the continuation of an Event of Default all costs, charges and expenses properly incurred and all payments made by the Beneficiary, any Enforcement Officer or other person appointed under this Debenture in the lawful exercise of the powers conferred by this Debenture whether or not occasioned by any act, neglect or default of the Chargor shall carry interest (before as well as after judgment) at the Default Rate from the date of it being incurred or becoming payable until the date it is unconditionally and irrevocably paid and discharged in full. The amount of all such costs, charges, expenses and payments and all interest thereon and all remuneration payable under this Debenture shall be payable by the Chargor on demand. All such costs, charges, expenses and payments shall be paid and charged as between the Beneficiary and the Chargor on the basis of a fall indemnity and not on the basis of party and party or any other kind of taxation.

12.2     INDEMNITY

The Beneficiary and every Enforcement Officer, attorney, manager or other person appointed by the Beneficiary under this Debenture shall, be entitled to be indemnified out of the Security Assets in respect of all. liabilities and expenses properly incurred by them in the execution or attempted execution of any of the powers, authorities or discretions vested in them by this Debenture and against all actions, proceedings, costs, claims and demands in respect of any matter or thing properly done or omitted in any way relating to the Security Assets and the Beneficiary and any Enforcement Officer may retain and pay all sums in respect of the same out of any moneys received under the powers conferred by this Debenture.

13     DELEGATION  BY  BENEFICIARY

The Beneficiary and any Enforcement Officer may at any time and from time to time delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Beneficiary or an Enforcement Officer (as appropriate) under this Debenture in relation to the Security Assets or any part of them. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Beneficiary or the Enforcement Officer (as appropriate) may think fit Neither the Beneficiary nor any Enforcement Officer shall be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

14     ASSURANCES

The Chargor shall at its own expense take whatever reasonable action the Beneficiary or an Enforcement Officer may require for:

     (a) perfecting or protecting the security intended to be created by this Debenture over any Security Assets; or

     (b) facilitating the realisation of any Security Assets or the exercise of any right, power, authority or discretion vested in the Beneficiary or any Enforcement Officer of the Security Assets or any of its or their delegates or sub-delegates.

15     REDEMPTION  OF  PRIOR  MORTGAGES

The Beneficiary may, at any time after the security constituted by this Debenture has become enforceable, redeem any prior Security Interest other than the pledge made to the Secured Lenders against the Security Assets or procure the transfer of any such Security Interest to itself and may settle and pass the accounts of the prior mortgagee, chargee or encumbrancer. Any accounts so settled and passed shall be conclusive and binding on the Chargor, All. principal moneys, interest, costs, charges and expenses of and incidental to any redemption and transfer shall be paid by the Chargor to the Beneficiary on demand.

16     POWER  OF  ATTORNEY

16.1     APPOINTMENT

The Chargor, by way of security, irrevocably appoints the Beneficiary and every Enforcement Officer of the Security Assets appointed by the Debenture and. their delegates and sub-delegates to be its attorney and take any action which the Chargor is obliged to take under this Debenture (including, without limitation, to make any demand upon or to give any notice or receipt to any person owing moneys to the Chargor and to execute and deliver any charges, legal mortgages, assignments or other security and any transfers of securities) and generally in their name and on their behalf to exercise all or any of the rights, powers, authorities and discretions conferred by or pursuant to this Debenture or by statute on the Beneficiary or any Enforcement Officer, delegate or sub-delegate and(without prejudice to the generality of the foregoing) to seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it or he may reasonably deem proper in or for the purpose of exercising any of the powers, authorities and discretions. Such powers shall only be exercisable in the circumstances contemplated by Clause 6.

16.2     RATIFICATION

The Chargor hereby ratifies and confirms and agrees to ratify and confirm whatever any attorney as is mentioned in Clause 16.1 (Appointment) does or purports to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in this Clause 16.

17     NEW  ACCOUNTS

If the Beneficiary receives or is deemed to be affected by notice whether actual or constructive of any subsequent charge or other interest affecting any part of the Security Assets and/or the proceeds of sale any Security Assets, other than the pledge made to the Secured Lenders the Beneficiary may open a new account or accounts with the Chargor. If the Beneficiary does not open a new account it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice. As from that time all payments made to the Beneficiary shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount for which this Debenture is security.

18     STAMP  DUTIES

The Chargor shall. pay and, forthwith on demand, indemnify the Beneficiary against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of this Debenture.

19     WAIVERS,  REMEDIES  CUMULATIVE

     (a)  The rights of the Beneficiary under this Debenture:

          (i)  may be exercised as often as necessary;

          (ii) are cumulative and not exclusive of its rights under general law; and

          (iii) may be waived only in writing and specifically.

Delay  in exercising or non-exercise of any right is not a waiver of that right.

     (b) The Beneficiary may waive any breach by the Chargor of any of the Chargor's obligations under this Debenture if so instructed by the Beneficiary.

20     MISCELLANEOUS

20.1     SEVERABILITY

If a provision of this Debenture is or becomes illegal or unenforceable in any jurisdiction, that shall not affect:

     (a) the validity or enforceability in that jurisdiction of any other provision of this Debenture; or

     (b) the validity or enforce ability in other jurisdictions of that or any other provision of this Debenture.

20.2     COUNTERPARTS

This Debenture may be executed in any number of counterparts and this will have the same effect as if the signatures on. the counterparts were on a single copy of this Debenture.

20.3     NOTICES

Any notice or other communication given or made under this Agreement shall be in writing and may be delivered personally or sent by telex or facsimile transmission or by recorded delivery letter addressed as follows:

(a)  If  to  the  Chargor,  to:

     LIBERTY  TECHNICAL  SERVICES  LIMITED
     Suite  140
     14811  St.  Mary's  Lane
     Houston,  Texas  77079
     USA

     Attn.  Tim  Stephens

     LIBERTY  TECHNICAL  SERVICES  LIMITED
     39  Warehouse  Road,  Apapa,
     Lagos,  Nigeria

     Attention:  Wade  G.  Cherwayko
     Telex  No.  2915  Abacan  Ny
     Facsimile  transmission  No:     234  1  5454  03  01

(b)  If  to  the  Beneficiary,  to:

     AMNI INTERNATIONAL PETROLEUM DEVELOPMENT COMPANY LTD. PLOT 1377b Tiamiyu Savage Street
     Victoria  Island,  P.O.  Box  54452
     Falomo,  Ikoyi
     Fax:  011  234  262  1526
     Attn:  Tunde  J.  Afolabi
     Managing  Director

or to such other address or telex or facsimile transmission number as the relevant addressee may hereafter by notice hereunder substitute.

Any  such  notice  shall  be  deemed  to  have  been duly served, given or made:

          (i)  in the case of delivery, when left at the relevant address; or

          (ii) in the case of telex, when the sender receives the answer-back of the addressee at the end to the telex message, or

          (iii)in the case of a facsimile transmission, on receipt by the addressee of the complete text in legible form.

21     COVENANT  TO  RELEASE

The Beneficiary shall, at the request and cost of the Chargor, take any action necessary (including re-assigning to the Chargor) to release or reassign the Security Assets from the security constituted by this Debenture upon the expiry of the Security Period.

22     GOVERNING  LAW

This Debenture shall be governed by and construed in accordance with Nigerian law.

23     JURISDICTION

23.1   SUBMISSION

For the benefit of each party to this Debenture, each party to this Debenture agrees that the courts of Nigeria have non-exclusive jurisdiction to settle any disputes in connection with this Debenture and accordingly submit to the jurisdiction of the Nigerian courts.

23.2   SERVICE  OF  PROCESS

Without prejudice to any other mode of service, service of process relating to any proceedings in connection with this Debenture shall be made upon the Chargor at the address set forth in Article 20.3 hereof.

23.3   FORUM  CONVENIENCE  AND  ENFORCEMENT  ABROAD

The  Chargor:

     (a) waives objection to the Nigerian courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Debenture; and

     (b) agrees that a judgment or order of a Nigerian court in connection with this Debenture is conclusive and binding on it and may be enforced against them in the courts of any jurisdiction.

23.4   NON-EXCLUSIVITY

Nothing in this Clause 23 (Jurisdiction) limits the right of the Beneficiary to bring proceedings against the Chargor in connection with this Debenture in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

                                    SCHEDULE
                              ASSETS AND INTERESTS

















                            THE DEEP ZONE OF NIGERIA
                              MINING LEASE OML 112

IN WITNESS whereof this Debenture has been duly executed as a deed on the date stated at the beginning of this deed.

SIGNED  and  SEALED

for  and  an  behalf  of                                                  [Seal]
LIBERTY  TECHNICAL  SERVICES  LIMITED

By:    /s/  Wade  Cherwayko
       --------------------

Name:       Wade  Cherwako
       --------------------
Title:      Director


SIGNED  and  SEALED
for  and  on  behalf  of                                                  [Seal]

AMNI  INTERNATIONAL  PETROLEUM
DEVELOPMENT  COMPANY  LIMITED

By:
       --------------------

Name:
       --------------------
Title:  Vice  President